As filed with the Securities and Exchange Commission on March 11, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Xilio Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	85-1623397
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

828 Winter Street, Suite 300 Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

2021 Stock Incentive Plan

2021 Employee Stock Purchase Plan

Amended and Restated 2022 Inducement Stock Incentive Plan

(Full Title of the Plan)

René Russo

President and Chief Executive Officer

Xilio Therapeutics, Inc.

828 Winter Street, Suite 300

Waltham, Massachusetts 02451

(Name and Address of Agent for Service)

(857) 524-2466

(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Caroline Hensley

Chief Legal Officer

Xilio Therapeutics, Inc.

828 Winter Street, Suite 300

Waltham, Massachusetts 02451

(857) 524-2466

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Statement of Incorporation by Reference

This Registration Statement on Form S-8, relating to the 2021 Stock Incentive Plan (the “2021 Plan”), the 2021 Employee Stock Purchase Plan (the “2021 ESPP”), and the Amended and Restated 2022 Inducement Stock Incentive Plan (the “2022 Inducement Plan”) of Xilio Therapeutics, Inc. (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of (i) the Registration Statement on Form S-8 (File No. 333-260460) filed with the Securities and Exchange Commission (“SEC”) on October 25, 2021 by the Registrant relating to the 2021 Plan and the 2021 ESPP, (ii) the Registration Statement on Form S-8 (File No.  333-263178) filed with the SEC on March 1, 2022 by the Registrant relating to the 2021 Plan and the 2021 ESPP, (iii) the Registration Statement on Form S-8 (File No.  333-270240) filed with the SEC on March 2, 2023 by the Registrant relating to the 2021 Plan, the 2021 ESPP, and the 2022 Inducement Plan, and (iv) the Registration Statement on Form S-8 (File No.  333-278427) filed with the SEC on April 1, 2024 by the Registrant relating to the 2021 Plan and the 2021 ESPP, except, in each case, to the extent amended or superseded by the contents hereof and for “Item 8. Exhibits” with respect to which the exhibit index set forth below is incorporated herein by reference.

Item 8.	Exhibits.

The following exhibits are incorporated herein by reference:

Number	Description

4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (File No. 001-40925), filed with the Securities and Exchange Commission on October 26, 2021)

4.2	Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (File No. 001-40925), filed with the Securities and Exchange Commission on April 3, 2023)

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

24.1*	Power of attorney (included on the signature pages of this registration statement)

99.1	2021 Stock Incentive Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-259973) filed with the Securities and Exchange Commission on October 18, 2021)

99.2	2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1 (File No. 333-259973) filed with the Securities and Exchange Commission on October 18, 2021)

99.3	Amended and Restated 2022 Inducement Stock Incentive Plan (incorporated by reference to Exhibit 10.9 to the Registrant’s Annual Report on Form 10-K (File No. 001-40925) filed with the Securities and Exchange Commission on March 11, 2025)

107*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts on this 11th day of March, 2025.

XILIO THERAPEUTICS, INC.

By:	/s/ René Russo
René Russo
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Xilio Therapeutics, Inc., hereby severally constitute and appoint René Russo and Caroline Hensley, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Xilio Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ René Russo René Russo	President and Chief Executive Officer, Director (Principal Executive Officer)	March 11, 2025

/s/ Christopher Frankenfield Christopher Frankenfield	Chief Financial Officer and Chief Operating Officer (Principal Financial Officer)	March 11, 2025

/s/ Kevin Brennan Kevin Brennan	Senior Vice President, Finance and Accounting (Principal Accounting Officer)	March 11, 2025

/s/ Paul J. Clancy Paul J. Clancy	Chair of the Board of Directors	March 11, 2025

/s/ Sara M. Bonstein Sara M. Bonstein	Director	March 11, 2025

/s/ Aoife Brennan Aoife Brennan	Director	March 11, 2025

/s/ Daniel Curran Daniel Curran	Director	March 11, 2025

/s/ Robert Ross Robert Ross	Director	March 11, 2025

/s/ Christina Rossi Christina Rossi	Director	March 11, 2025

/s/ James Shannon James Shannon	Director	March 11, 2025

/s/ Yuan Xu Yuan Xu	Director	March 11, 2025